UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2015, Integra LifeSciences Holdings Corporation (“Integra” or the “Company”) completed the previously announced separation (the “Separation”) of SeaSpine Holdings Corporation (“SeaSpine”) from the Company. SeaSpine was formed to operate the Company’s business of developing, marketing and selling spinal fusion hardware and orthobiologics. The Separation was completed via a tax-free dividend involving the distribution on July 1, 2015 (the “Distribution Date”) of all of the outstanding shares of SeaSpine common stock to holders of record of the Company’s common stock as of 5:00 p.m., Eastern Time, on June 19, 2015 (the “Record Date”). On the Distribution Date, the Company distributed to its stockholders as of the Record Date one share of SeaSpine common stock for every three shares of the Company’s common stock held by such holders (the “Distribution”). As a result of the Distribution, SeaSpine is now an independent public company trading under the symbol “SPNE” on the NASDAQ Global Select Market.

Following the Distribution, the Company does not own any shares of SeaSpine common stock and the Company will no longer consolidate SeaSpine in its financial results. The Company’s unaudited pro forma financial information giving effect to the Distribution and related transactions is attached as Exhibit 99.1.

Item 8.01 Other Events.

On July 1, 2015, the Company issued a press release announcing the completion of the Separation. The full text of Integra’s press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Unaudited Pro Forma Financial Information

The unaudited pro forma consolidated financial information of Integra giving effect to the Distribution, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached hereto as Exhibit 99.1.

(d) Exhibits

99.1	Unaudited pro forma consolidated financial information

99.2	Press Release, dated July 1, 2015, issued by Integra LifeSciences Holdings Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Glenn G. Coleman
Glenn G. Coleman
Corporate Vice President and Chief Financial Officer

Date: July 8, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited pro forma consolidated information

99.2	Press Release, dated July 1, 2015, issued by Integra LifeSciences Holdings Corporation